                                                                   EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Macerich Company on Forms S-3 (File Nos. 333-21157 and 333-38721) and Forms S-8 (File Nos. 33-84040, 33-84038, 333-40667, 33-3584, 333-42309, and
333-42303) of our report dated July 29, 1998 on our audit of the Statement of Revenues and Certain Expenses of Westside Pavilion for the year ended December 31, 1997, which is included in this Form 8-K/A of The Macerich Company dated September 11, 1998.



Deloitte & Touche LLP
September 11, 1998
Chicago, Illinois